Exhibit 99.1

ARES MANAGEMENT, L.P. REPORTS FIRST QUARTER 2017 RESULTS

LOS ANGELES--Ares Management, L.P. (NYSE:ARES) today reported its financial results for its first quarter ended March 31, 2017.

"Ares had a good start to 2017 with 19% year over year growth in fee paying assets under management and 20% year over year growth in our fee related earnings supported by contributions from all three of our investment groups," said Tony Ressler, Chief Executive Officer of Ares. “We continue to take advantage of the attractive fundraising environment, raising over $3 billion in gross capital during the first quarter and more than $14 billion over the past year, reflecting investor interest in Ares products, higher yields and strong relative value compared to traditional investments.”
“We continue to use our global platform advantages to source differentiated investment opportunities despite competitive market conditions,” said Michael Arougheti, President of Ares. “The market environment remains strong for realizing investments at attractive values, and at this time, we have good visibility for realization opportunities which we expect to support higher quarterly distributable earnings levels for the next two quarters compared to first quarter’s level.”

Common Distribution
Ares declared a quarterly distribution of $0.13 per common unit, payable on June 5, 2017 to common unitholders of record at the close of business on May 22, 2017.
Preferred Distribution
Ares declared a distribution of $0.4375 per Series A Preferred Unit with a payment date of June 30, 2017 to preferred unitholders of record as of the close of business on June 15, 2017.
Additional Information
Ares issued a full detailed presentation of its first quarter 2017 results, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled First Quarter 2017 Earnings Presentation. We also filed our First Quarter 2017 Earnings Presentation on Form 8-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 with the U.S. Securities and Exchange Commission on May 8, 2017.
Conference Call and Webcast Information
Ares will host a conference call on May 8, 2017 at 12:00 p.m. ET to discuss first quarter results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 7719528 followed by the # sign and reference “Ares Management, L.P.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through June 6, 2017 (Eastern Time) to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10104758. An archived replay will also be available through June 6, 2017 on a webcast link located on the Home page of the Investor Resources section of our website.
About Ares Management, L.P.
Ares Management, L.P. is a publicly traded, leading global alternative asset manager with approximately $100 billion of assets under management as of March 31, 2017 and more than 15 offices in the United States, Europe, Asia and Australia. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole. For more information, visit www.aresmgmt.com.
Forward-Looking Statements
Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management, L.P. undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Carl Drake	Veronica Mendiola	Cameron Rudd
cdrake@aresmgmt.com	vmendiola@aresmgmt.com	crudd@aresmgmt.com
(800) 340-6597